Exhibit 10.4

INTELLECTUAL PROPERTY SECURITY AGREEMENT
This    INTELLECTUAL    PROPERTY    SECURITY    AGREEMENT    (“IP    Security
Agreement”), dated as of July 1, 2025, is made by T STAMP INC., a Delaware corporation (“Debtor”), in favor of STREETERVILLE CAPITAL, LLC, a Utah limited liability company (the “Secured Party”).
A.Debtor issued to Secured Party a certain Secured Promissory Note of even date herewith, as may be amended from time to time (the “Note”), pursuant to a certain Note Purchase Agreement of even date herewith by and between Debtor and Secured Party (the “Purchase Agreement”).
B.In order to induce Secured Party to extend the credit evidenced by the Note, Debtor has agreed to enter into that certain Security Agreement of even date herewith by and between Debtor and Secured Party (the “Security Agreement”) and to grant Secured Party a security interest in certain “Collateral” as defined in the Security Agreement.
C.Under the terms of the Security Agreement, Debtor has granted to the Secured Party a security interest in, among other property, certain intellectual property of the Debtor, and has agreed to execute and deliver this IP Security Agreement for recording with governmental authorities, including, but not limited to, the United States Patent and Trademark Office.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Grant of Security. Debtor hereby pledges and grants to Secured Party a security interest in and to all of the right, title, and interest of such Debtor in, to, and under the following (the “IP Collateral”):
(a)the patents, patent applications and trademarks set forth on Schedule 1 hereto and all reissues, divisions, continuations, continuations-in-part, renewals, extensions, and reexaminations thereof, and amendments thereto;
(b)all rights of any kind whatsoever of Debtor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world;
(c)any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and
(d)any and all claims and causes of action with respect to any of the foregoing, whether occurring before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

2.Recordation. Debtor authorizes the Commissioner for Patents and the Commissioner for Trademarks in the United States Patent and Trademark Office and the officials of corresponding entities or agencies in any applicable jurisdictions to record and register this IP Security Agreement upon request by the Secured Party. Secured Party commits to providing Debtor with notice by e-mail of, and copies of, any filings made with the USPTO within three (3) business days of the applicable filing date and to withdraw such filings within three (3) business days upon Debtor fully satisfying its obligations to Secured Party. For the avoidance of doubt, Debtor’s sole and exclusive remedy for a breach by Secured Party of the foregoing covenant will be to charge Secured Party $100 per day of non-compliance for a maximum of thirty (30) days.
3.Loan Documents. This IP Security Agreement has been entered into pursuant to and in conjunction with the Security Agreement, the Note Purchase Agreement, and the Note, which are hereby incorporated by reference. The provisions of the Security Agreement, the Note Purchase Agreement, and the Note shall supersede and control over any conflicting or inconsistent provision herein. The rights and remedies of the Secured Party with respect to the IP Collateral are as provided by the Security Agreement, the Note Purchase Agreement, and the Note, and related documents, and nothing in this IP Security Agreement shall be deemed to limit such rights and remedies.
4.Execution in Counterparts. This IP Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this IP Security Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this IP Security Agreement.
5.Successors and Assigns. This IP Security Agreement will be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.
6.Governing Law; Arbitration. This IP Security Agreement and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this IP Security Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the United States and the State of Utah, without giving effect to any choice or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction), and will be subject to the Arbitration Provisions (as defined in the Purchase Agreement) attached as an exhibit to the Purchase Agreement.
SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, Debtor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

T STAMP INC.
By: /s/ Gareth Genner
Gareth Genner, CEO
Address for Notices:
3017 Bolling Way NE, Floor 2
Atlanta, Georgia 30305
Copies by e-mail to ggenner@truststamp.net and to legal @ truststamp.net

AGREED TO AND ACCEPTED:

STREETERVILLE CAPITAL, LLC

By: /s/ John M. Fife
John M. Fife, President

Address for Notices:
297 Auto Mall Drive, Suite #4
St. George, Utah 84770

[Signature Page to Intellectual Property Security Agreement]

SCHEDULE 1
PATENTS
[Pursuant to Item 601(a)(5) of Regulation S-K, this schedule has been omitted and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.]